Exhibit 23.2

INDEPENDENT MINING CONSULTANTS, INC.

CONSENT OF QUALIFIED PERSON

TO:  All Securities and Exchange Commission authorities

I, John M. Marek, P.E., consent to the references to me in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 of General Moly, Inc. (the Company) and to the use of the information in the section titled “Items 1 & 2. Business and Properties—Description of the Mt. Hope Project—Reserves and Mineralized Material”.  I acted as the Qualified Person for the update to the Statement of Reserves and Mineralized Material table found in the subject report.

I further consent to the incorporation by reference thereof into the Registration Statements on Form S-8 (Nos. 333-149208, 333-166999 and 333-215250) and Registration Statements on Form S-3 (Nos. 333-202899 and 333-215249) filed by the Company.

I also consent to any extracts from the Form 10-K specifically related to the Statement of Reserves and Mineralized Material in the associated press release concurrently filed by the Company with the Form 10-K.

I certify that I have read the Press Release and portions of the Form 10-K related to reserves being filed by the Company and that it fairly and accurately represents the reserve information for which I am responsible.

Dated this 14 March 2017

__________________________________

John M. Marek, Registered Member of SME

President

Independent Mining Consultants